Exhibit 99.1

FOR IMMEDIATE RELEASE:

DRUGMAX CLOSES ON CREDIT FACILITY WITH WELLS FARGO

Completes $116 Million Refinancing and Recapitalization

Farmington, CT, October 13, 2005 – DrugMax, Inc. (Nasdaq: DMAX), a specialty pharmacy and drug distribution provider, announced today that it has closed on its previously announced $65 million Senior Secured Revolving Credit Facility with Wells Fargo Retail Finance, LLC (WFRF). The new credit facility has a maturity of five years and replaces the Company’s previous $65 million Senior Credit Facility.

Jim Searson, Chief Financial Officer of DrugMax, said, “We are pleased to have closed on this new facility with Wells Fargo and in doing so have successfully completed a $116 million refinancing and recapitalization of the Company. Drawing upon our significantly increased financial flexibility, we intend to actively seek opportunities to grow our specialty pharmacy and Worksite Pharmacy SM businesses in an effort to create long-term value for the Company and its shareholders.”

As previously announced on October 4, 2005, DrugMax completed private placement investments of common stock and warrants totaling $51.1 million.

About DrugMax, Inc.

DrugMax, Inc. is a specialty pharmacy and drug distribution provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. DrugMax works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug distribution platform through its drug distribution and specialty pharmacy operations. DrugMax operates two drug distribution facilities, under the Valley Drug Company and Valley Drug South names, and 77 specialty pharmacies in 13 states under the Arrow Pharmacy & Nutrition Center and Familymeds Pharmacy brand names. The DrugMax platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. DrugMax offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, independent pharmacies, physicians, clinics, long- term care and assisted living centers. More information about DrugMax can be found at http://www.drugmax.com. The Company’s online product offering can be found at http://www.familymeds.com.

About Wells Fargo Retail Finance

Wells Fargo Retail Finance, headquartered in Boston, specializes in building relationships and delivering customized, flexible financial solutions to single and multi-channel retailers throughout North America. It is part of Wells Fargo & Company (NYSE: WFC), a diversified financial services company with $435 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 Million customers from more than 6,000 stores and the Internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc., including those contained herein, that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and include among other items, statements regarding the use of proceeds from its refinancing and DrugMax’s growth strategy and opportunities. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management’s ability to successfully implement is business and growth strategies, as well as its ability to integrate DrugMax and Familymeds and to increase sales to target physician groups. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in DrugMax’s Form 10-K for the year ended January 1, 2005 filed with the U.S. Securities and Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward- looking statements, whether as a result of new information, future events or otherwise.

Contact:

DrugMax, Inc. (Nasdaq: DMAX)

Leon Berman, The IGB Group

212-477-8438

Bhavin Shah, The IGB Group

212-477-8439

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